EXHIBIT 2.2

                         AGREEMENT FOR PURCHASE AND SALE
                         -------------------------------
                             AND ESCROW INSTRUCTIONS
                             -----------------------


                                                    Escrow No.:  518648
                                                                ---------------
                                                    Date Opened:
                                                    ("Escrow")  ---------------

Attention:   Linda Lastelic
           -------------------
Telephone:   714-230-3740
           -------------------
Telecopier:
           -------------------
("Escrow Holder")


         This AGREEMENT FOR PURCHASE AND SALE AND ESCROW INSTRUCTIONS ("Agreement") is made as of June 30, 2003, by R & H Investments ("Seller") and Gateway International Holdings, Inc. ("Buyer"). For good, valuable and sufficient consideration received, Buyer and Seller hereby agree:

1. SALE AND  PURCHASE,  PRICE AND PAYMENT.  Pursuant to this  Agreement,  Seller
   --------------------------------------
shall sell to Buyer and Buyer shall purchase from Seller all of Seller's interest in that certain real property located in the City of Santa Ana ("City"), County of Orange ("County"), California, legally described on attached Exhibit "A" ("Property"). The total purchase price ("Purchase Price") for the
-----------
Property is One Million Two Hundred Fifty Thousand Dollars ($1,250,000), payable as follows:

         1.1      Deposit.  Upon the opening of Escrow, Buyer shall deliver Five
                  -------
Thousand Dollars ($5,000.00) to Escrow Holder ("Deposit"), which Escrow Holder shall place into an interest bearing account with the interest accruing for the benefit of Buyer, and which shall apply fully to the Purchase Price.

         1.2      Balance of Purchase Price.  The balance of the Purchase  Price
                  -------------------------
shall be paid by Buyer upon the close of Escrow as follows:

                  1.2.1 Six Hundred Fifty Thousand Dollars ($650,000), less the Deposit referred to in Section 1.1 above, shall be paid in cash or other immediately available funds; and

                  1.2.2 Six Hundred Thousand dollars ($600,000) shall be paid in the form of a promissory note attached hereto as Exhibit "B" ("Note"), and
                                                     -----------
secured by the Buyer's obligation to issue to the Seller upon written notice of a default under the Note a number of shares of the Buyer's common stock, $.001 par value per share, with a fair market value equal to the amount of the defaulted payment, or the then current outstanding balance (the "Default Shares"), at the Seller's option. The Buyer's obligation to issue the Default Shares shall be secured by a pledge executed by Mr. Gledhill, in the form of the attached Exhibit "C".
         -----------

2.       TITLE.  Seller  shall  convey  fee  title  to  Seller's interest in the
         -----
Property to  Buyer  by  grant  deed  in the form of attached Exhibit "D" ("Grant
                                                             -----------
Deed"). Upon the close of Escrow, First American Title ("Title Company") shall have and deliver: (i) to Buyer a standard coverage form policy of title insurance, with liability and limits in the amount of the Purchase Price, insuring title to the Property as vested in Buyer in fee simple absolute
("Owner's Policy") and (ii) to Seller a standard coverage form policy of lender's title insurance, with liability and limits in the amount of the Note ("Lender's Policy"), both free and clear of all liens and encumbrances and other matters affecting title or use of the Property except: (a) the printed exceptions and exclusions in the Title Policy; (b) the exceptions to title set forth in Schedule B to the "Title Report" issued by Title Company dated as of May 28, 2003, a copy of which Buyer and Seller have received; (c) real property taxes which are a lien but not yet payable; and (d) any other title exceptions caused or pre-approved in writing by Buyer. Buyer may, at its option, require that the Title Policy be an extended coverage policy instead of a standard coverage policy so long as that does not cause a delay to the close of Escrow and Buyer pays the additional cost therefore (including the cost of any survey required by the Title Company).

3.       ESCROW.
         ------

         3.1 Instructions.  This Agreement  constitutes escrow  instructions and
             ------------
shall be immediately delivered to Escrow Holder. Escrow Holder's General Provisions are incorporated herein by this reference, and are approved by Buyer and Seller, to the extent they do not conflict with this Agreement. If Escrow Holder requires further escrow instructions, then it shall promptly prepare them and they shall, if reasonably acceptable to the Buyer and Seller, be signed and returned to Escrow Holder by each party upon receipt. This Agreement shall control if it conflicts with any of Escrow Holder's documents.

         3.2  Opening.  Escrow  shall be deemed open on the date  Escrow  Holder
              -------
receives a fully signed original or counterpart originals of this Agreement. Escrow Holder shall enter that date on page 1 hereof and promptly notify Buyer and Seller in writing of that date.

         3.3 Closing. Provided all of the conditions to the close of Escrow have
             -------
been satisfied, Escrow shall close on or before the date that is one hundred twenty (120) days after the date of this Agreement.

         3.4 Buyer's  Deliveries.  By  the close of Escrow,  provided  Seller is
             -------------------
not in default, Buyer shall deposit into Escrow (signed and acknowledged, if applicable):

                  3.4.1 The Purchase Price, less the Deposit and the amount of the Note, plus any other funds required by Escrow Holder to cover matters to be borne by Buyer, in immediately available funds, and the original of the Note and the Deed of Trust; and

                  3.4.2 All other documents and funds required by this Agreement to be deposited by Buyer.

         3.5 Seller's  Deliveries.  By the close of Escrow,  provided  Buyer  is
             --------------------
not in default, Seller shall deposit into Escrow (signed and acknowledged, if applicable):

                  3.5.1 The Grant Deed;

                  3.5.2 An Affidavit of Non-Foreign Status with respect to Federal withholding requirements on Escrow Holder's standard form; and

                  3.5.3 All other documents and funds required by this Agreement to be deposited by Seller.

         3.6 Closing Conditions.  Escrow shall not close until Escrow Holder has
             ------------------
received everything required by this Agreement and Title Company commits to issue the Owner's Policy to Buyer and the Lender's Policy to Seller.

         3.7 Recordation and Delivery.  Upon the close of Escrow,  Escrow Holder
             ------------------------
shall cause the Grant Deed and then the Deed of Trust to be recorded in the Official Records of the County Recorder and then deliver the documents and funds (less appropriate charges and any required withholding) as provided herein. Escrow Holder shall promptly provide conformed copies of all recorded documents to Seller and Buyer. Prior to the close of Escrow, Escrow Holder shall prepare a Preliminary Change of Ownership Report on the County Assessor's form and deliver it to Buyer, which Buyer shall sign and return to Escrow Holder prior to close of Escrow.

         3.8  Costs.  Costs  shall be  allocated  in the  customary  manner  for
              -----
Southern California transactions. Specifically, Seller shall pay one-half (1/2) of the Escrow fees, the portion of the Owner's Policy premium equal to the premium for the standard coverage policy, the documentary transfer tax due upon recordation of the Grant Deed, and the costs of Seller's other obligations in this Agreement. Buyer shall pay one-half (1/2) of the Escrow fees, the cost to record the Grant Deed and Deed of Trust, the costs of the Lender's Policy issued to Seller, any additional costs for an extended coverage Owner's Policy if so ordered by Buyer, and the costs of Buyer's other obligations in this Agreement.

         3.9  Prorations.  Real  property  taxes  and  current  installments  of
              ----------
assessments shall be prorated (based on 30 day months and a 360 day year) as of the close of Escrow for the portion of the Property conveyed herein.

         3.10 Termination. If Escrow fails to close due to the default of either
              -----------
party, then the non-defaulting party may terminate this Agreement and the Escrow (without that termination constituting a waiver of the default) and shall receive all documents and funds deposited by it and shall be entitled to all appropriate relief at law or in equity, except as may be limited by this Agreement, and the defaulting party shall pay all Escrow cancellation charges. If Escrow fails to close for any other reason, then each party shall pay one-half (1/2) of those charges.

         3.11  Commissions.  Buyer and Seller each  represent and warrant to the
               -----------
other that no party has been engaged by it as a broker, agent or finder, licensed or otherwise, in connection with the transaction contemplated by this Agreement. If any claim is made for a commission or finder's fee in connection with the transaction contemplated by this Agreement, then the party upon whose alleged statement, representation or agreement that claim arises shall indemnify, defend, protect and hold harmless the other party from and against all liability, damage and cost (including attorneys' fees) the other party incurs as a result thereof.

         3.12  California   Withholding.   Escrow  Holder  shall  withhold  from
               ------------------------
the  Purchase  Price all tax  withholding  amounts  required  by the  California

Revenue and Taxation Code including, without limitation, 3 1/3% of the Purchase Price as required by Revenue and Taxation Code Section 18662.]

4.       GENERAL PROVISIONS.
         ------------------

         4.1  LIQUIDATED  DAMAGES.  BY PLACING THEIR INITIALS AT THE END OF THIS
              -------------------
SECTION, BUYER AND SELLER AGREE THAT: (A) IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT BY REASON OF BUYER'S BREACH OF THIS AGREEMENT, THEN SELLER'S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND NOT AS A PENALTY; AND (B) BECAUSE OF THE NATURE OF TE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX SELLER'S
ACTUAL DAMAGES IF SUCH A BREACH OCCURS AND THAT THEREFORE THE AMOUNT OF LIQUIDATED DAMAGES SPECIFIED ABOVE SHALL BE PRESUMED TO BE THE AMOUNT OF DAMAGES SELLER WOULD SUSTAIN BY REASON OF SUCH A BREACH AND REPRESENTS A REASONABLE ESTIMATE O THOSE DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE ("CCC") SECTION 1671 THROUGH 1681; AND (C) SELLER WAIVES ALL RIGHTS TO OBTAIN BUYER'S SPECIFIC PERFORMANCE, INCLUDING WITHOUT LIMITATION THOSE RIGHTS PURSUANT TO CCC SECTIONS 1680 AND 3384 THROUGH 3395.



      ------------------                          -------------------
       BUYER'S INITIALS                            SELLER'S INITIALS

         4.2 Notices. Any notice,  request,  demand or other communication given
             -------
or required to be given hereunder ("notice") shall be in writing and personally delivered, or sent by United States registered or certified mail, return receipt requested, postage prepaid, or sent by a nationally recognized courier service such as Federal Express, addressed as follows:

         BUYER:                     Gateway International Holdings, Inc.
                                    3840 E. Eagle Drive
                                    Anaheim, CA  92807
                                    Attn: Mr. Lawrence Consalvi

         WITH A COPY TO:            Falk, Shaff & Ziebell, LLP
                                    18881 Von Karman Avenue, Suite 1400
                                    Irvine, California 92612
                                    Attn:  Mark R. Ziebell, Esq.

         SELLER:                    Hans B. Thallmayer
                                    31012 Paseo Valencia
                                    San Juan Capistrano, CA 92675

         SELLER:                    Alice Thallmayer
                                    18082 Beneta Way
                                    Tustin, CA  92780

         WITH A COPY TO:            Steven L. Shadwick
                                    Miller Giangrande
                                    601 S. Valencia Avenue, Suite 200
                                    Brea, California 92823

         ESCROW HOLDER:             At the address on page 1

         Delivery of any notice shall be deemed made on the date of its actual delivery to the address of the addressee, if personally delivered, or the date indicated in the return receipt or courier's records as the date of (first attempted) delivery to that address, if sent by mail or courier. Any party may change its address for notice purposes by giving notice to the other party and Escrow Holder.

         4.3 Cost Recovery. In any action involving Buyer and Seller arising out
             -------------
of this Agreement, the prevailing party shall recover from the other party, in addition to any damages, injunctive or other relief, all costs (whether or not allowable as "cost" items by law) reasonably incurred at, before and after trial or on appeal, or in any bankruptcy or collection proceeding, including without limitation attorneys' and witness (expert and otherwise) fees, deposition costs, copying charges and other expenses.

         4.4 Enforcement by Buyer. Buyer's rights hereunder are of a special and
             --------------------
unique kind and character and if Seller defaults then Buyer would not have any adequate remedy at law. Therefore, those rights may be enforced by an action for specific performance and other equitable relief followed by law.

         4.5 Entire  Agreement.  This Agreement:  (a) is intended by the parties
             -----------------
as the final expression and the complete and exclusive statement of their agreement with respect to the terms in this Agreement and any prior or contemporaneous agreements or understandings, oral or written, which may contradict, explain or supplement these terms shall not be effective or admissible; (b) is binding upon and inures to the benefit of the parties and their successors and assigns; (c) shall be governed by California law; (d) may not be amended or modified except by a writing signed by the parties which expressly states that it amends this Agreement; and (e) may be signed in counterparts.

         4.6 Interpretation. Each party and its counsel has reviewed and revised
             --------------
this Agreement and any rule of contract interpretation to the effect that ambiguities or uncertainties are to be interpreted against the drafting party or the party who caused it to exist shall not be employed in the interpretation of this Agreement or any document executed in connection herewith.

         4.7 Further  Assurances.  Buyer and Seller  shall  each  promptly  sign
             -------------------
and deliver all additional documents and perform all acts reasonably necessary to perform its obligations and carry out the intent expressed in this Agreement.

         4.8 No Waiver.  A waiver by either party  of  a  default  by  the other
             ---------
party is effective only if it is in writing and shall not be construed as a waiver of any other default.

         4.9 Governing Law and Venue.  This  Agreement  shall  be  enforced  an
             -----------------------
interpreted under California's laws and judicial decisions. Any suit or action relating to this Agreement shall be conducted only in the State Courts of the State of California, with venue only in the County of Orange. Each party waives any objection to such jurisdiction or venue, and waives any claim that such venue is an inconvenient or incorrect forum in which to prosecute such suit or action.

"BUYER"

Gateway International Holding, Inc.,
a Nevada corporation

By:

Name:  Lawrence Consalvi
Title: Chief Executive Officer


"SELLERS"

By: /s/Hans B. Thallmayer                   By: /s/Alice Thallmayer
   ----------------------------                ----------------------------
Name:  Hans B. Thallmayer                   Name:  Alice Thallmayer

         The Escrow provided for in the foregoing Agreement is hereby accepted by Escrow Holder.


Dated:
       -------------------------     ------------------------------------
                                     Printed Name:
                                     for Escrow Holder

                                   EXHIBIT "A"
                                   -----------

                              PROPERTY DESCRIPTION
                              --------------------



That certain real property located in the City of Santa Ana, State of California, described as follows:

Parcel 4 as per map filed in Book 162, pages 18 and 19 of Parcel Maps, in the office of the County Recorder of said County.



Said land is also known as:

                            1021 N. Fuller Street, Santa Ana, CA 92701




























                                   EXHIBIT "A"
                                   -----------
                                       A-1

                                   EXHIBIT "B"
                                   -----------

                                PROMISSORY NOTE
                                ---------------


$600,000
Santa Ana, California                                              June 30, 2003


         FOR VALUE RECEIVED, the undersigned, Gateway International Holdings, Inc. ("Maker") unconditionally promises to pay to Hans B. Thallmayer and Alice Thallmayer ("Holder"), at addresses reflected in Section 4.2, the sum of Six Hundred Thousand Dollars ($600,000.00), with interest at the annual rate of six percent (6%). All accrued interest and principal shall be due and payable in three (3) annual payments of Two Hundred Thousand Dollars ($200,000.00) each, together with interest accrued on the unpaid principal balance thereof in accordance with this note, due on or before June 30, 2004, June 30, 2005, and June 30, 2006, (each a "Due Date") respectively.

         In the event that Maker shall fail to make any payment required hereunder within ten (10) days following its applicable Due Date, then, an event of default shall have occurred under this Note. The Holder, upon deliver to Maker of written notice of such event of default may demand Maker to issue a number of shares of its common stock, $.001 par value per share ("Common Stock"), with a fair market value equal to the amount of the defaulted payment, or may declare the entire Note due and payable and demand Maker to issue a number of shares of Common Stock equal to the then current outstanding balance of the Note plus accrued interest. Fair market value of the Common Stock shall be based upon the closing price of the Maker's Common Stock on the date the notice of default is delivered to the Maker.

         Maker hereby waives presentment, diligence, protest and demand, notice of protest, dishonor and notice of non-payment and all other notices of a similar nature. This note: (a) is binding on Maker and Maker's representatives, successors and assigns; (b) may not be changed orally, but only by an agreement in writing signed by Maker and Holder; and (c) shall be governed by and interpreted in accordance with California law. If action is taken to enforce this note or if an attorney is employed or expenses are incurred to compel payment of any portion of the indebtedness evidenced by this note, including, without limitation, appellate, bankruptcy, or collection actions, the prevailing party shall be entitled to recover its attorneys' fees, costs and expenses incurred as a result thereof.

         The performance of Maker's obligation to issue the Default Shares is secured by Mr. Joseph Gledhill's pledge of shares of Maker Common Stock pursuant to that Pledge Agreement of even date herewith.


                                     "MAKER"
                                      -----

                                     Gateway International Holdings, Inc.

                                     By: /s/Joseph T.W. Gledhill
                                        ----------------------------------------
                                         Joseph T.W. Gledhill
                                         Chief Operations Officer






                                   EXHIBIT "B"
                                   -----------
                                       B-1

                                   EXHIBIT "C"
                                   -----------

                          PLEDGE AND SECURITY AGREEMENT
                          -----------------------------

         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is entered into on the 30th day of June, 2003 by and between Joseph T.W. Gledhill ( "Pledgor") and Hans B. Thallmayer and Alice Thallmayer (collectively the "Pledgees").

                                R E C I T A L S:
                                - - - - - - - -

          A. The Pledgees and Gateway International Holdings, Inc., a Nevada corporation ("Gateway") are parties to that certain Stock Purchase Agreement of even date herewith, pursuant to which Gateway had delivered to the Pledgees a Promissory Note in the principal amount of $600,000 (the "Note").

         B. Pursuant to the terms of the Note, in the event of a default in the payment of the Note, the Pledgees have the right to require Gateway to issue to them up to a number of shares of Gateway common stock (the "Common Stock") equal to the then outstanding balance under the Note (the "Stock Obligation").

         C. Pledgor is a controlling shareholder of Gateway, and its Chief Executive Officer and a director.

         D. To induce Pledgees to accept the Note, Pledgor has agreed to grant to the Pledgee a security interest in 4,285,716 shares (the "Shares") of Gateway Common Stock to secure Gateway's Stock Obligation under the Note.

         NOW, THEREFORE, the parties agree as follows:

         1.  Creation of Security  Interest.  Pledgor hereby  pledges and grants
             ------------------------------
to Pledgee a first priority security interest in the Shares, any securities issued under the circumstances set forth in Section 9 of this Agreement, and any proceeds of the foregoing (collectively referred to as the "Collateral").

         2.  Pledgor  Representations and Warranties.  Pledgor hereby represents
             ---------------------------------------
and warrants to Pledgees that (a) Pledgor owns the Shares free and clear of all liens, charges, options, encumbrances, rights or interests of others of any kind except those created by this Agreement, (b) that Pledgor has the absolute and unrestricted right, power, authority and capacity, without the consent of any other person, to pledge the Shares in accordance with the terms of this Agreement, (c) that the Pledgor will not assign, sell, transfer, pledge or hypothecate, or otherwise dispose of, or encumber or permit any lien on the Shares, without prior written notice to and consent of the Pledgees, and (d) that there are no restrictions on the voting of the Shares or transfer of the Shares, except as may be imposed by federal or state securities laws.

         3.  Purpose.  The security interest created by this  Agreement  secures
             -------
only Gateway's  performance of the Stock Obligation.

         4.  Term of Pledge.  This Agreement shall continue,  and Pledgees shall
             --------------
retain possession of and its security interest in the Collateral, until (a) Pledgor's payment in full of all amounts due under or by virtue of the Note. Upon termination of the security interest granted herein, the Pledgees shall promptly deliver the Collateral to the Pledgor and execute and deliver any documents reasonably requested by the Pledgor in order to adequately evidence the termination of such security interest. During the term of this Agreement, the Pledgees shall safeguard the Collateral from theft or physical destruction.





                                   EXHIBIT "C"
                                   -----------
                                       C-1

         5.  Delivery of Certificates.  Concurrently  with the execution of this
             ------------------------
Agreement, Pledgor shall deliver or cause to be delivered to Pledgees the certificate or certificates representing the Shares, duly endorsed in blank or accompanied by a stock assignment executed in blank, in form sufficient to permit Pledgee to vest good and marketable title in itself or in any third party. Upon the issuance of any securities under the circumstances specified in
Section 9 of this Agreement, Pledgor shall deliver the certificates or other instruments evidencing such securities to Pledgee in the same manner as the Shares.

         6.  Default.  The occurrence of the following  event shall constitute a
             -------
default under this Agreement:

             (a) failure of Gateway to issue to the Pledgees shares of Gateway's common stock within five (5) days after receipt of written demand for such issuance delivered following Gateway's default under the Note, which default was not cured within the time required.

         7.  Pledgee's  Remedies.  Upon  default  as  specified  in  Section  6,
             -------------------
Pledgees may, at their option, exercise any one or more of the following rights:

             (a) cause the Collateral to be transferred on the books of the issuer thereof to the name of Pledgees or any other person, persons, entity or entities designated by Pledgee;

             (b)  vote the Collateral in accordance with Section 12;

             (c)  exercise  its  rights  and   remedies  under  the   California
Commercial Code as a secured creditor having a security interest in the Collateral, and in particular, sell all or any part of the Collateral at one or more public or private sales to be conducted in Orange County, California, on at least thirty (30) days' prior notice and otherwise in a commercially reasonable manner and upon reasonable terms and conditions, taking into account all the circumstances including any restrictions on subsequent transfers of the Collateral that may be necessary to ensure compliance with state or federal securities laws; and

             (d) exercise any and all further rights or remedies of Pledgees under the California Commercial Code or other applicable law.

Pledgees shall not be required to make any demand upon or pursue or exhaust any of their rights or remedies against the Pledgor, or to pursue or exhaust any of its rights or remedies against any guarantor. Pledgees shall not be required to marshall the Collateral, and Pledgor hereby waives, to the extent permitted by applicable law, any right to prior notice or judicial hearing in connection with Pledgees' possession or disposition of the Collateral and any right to prior notice of and hearing for any pre-judgment remedy. To the extent permitted by law, Pledgor hereby waives all requirements for the exercise of any of Pledgees' remedies other than those provided in this Agreement. Pledgees shall be entitled to enforce any of the remedies in this section successively or concurrently. The enforcement of any remedy provided in this section shall not prejudice the right of Pledgees to pursue any other or further remedy that they may have.













                                   EXHIBIT "C"
                                   -----------
                                       C-2

         Pledgor recognizes that Pledgees may desire to effect one or more private sales to avoid the delays and uncertainty surrounding the registration process. Pledgor therefore agrees that if, at any time when Pledgees shall determine to exercise their right to sell all or part of the Collateral pursuant to this Section 7, (i) the Collateral shall not be effectively registered under the Securities Act of 1933 as then in effect, and (ii) a public sale thereof shall not be exempt from such registration in the opinion of Pledgees' counsel, then Pledgees may, in their sole and absolute discretion, sell the Collateral by private sale in such manner and in such circumstances as they may deem reasonably necessary or advisable to effect such sale without such registration, and that such private sale shall be commercially reasonable. Without limiting the generality of the foregoing, in the event of any such private sale Pledgees may, in their sole and absolute discretion, (i) approach and negotiate with a single possible purchaser to effect such sale, and (ii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to a distribution or sale of such securities. In the event of any such private sale, the Pledgor hereby agrees that Pledgees shall incur no responsibility for selling all or part of the Collateral at a private sale, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         8.  Disposition of Proceeds of Sale of Collateral.  Pledgees may retain
             ---------------------------------------------
from the proceeds of any sale of the Collateral provided for in Section 7 an amount sufficient to pay any and all amounts due Pledgees under the Note or this Agreement, together with all costs and expenses of preparing for, promoting, conducting and closing the sale, including reasonable attorneys' fees. Pledgees shall then pay any balance of the proceeds to Pledgor, except as otherwise provided by law, subject to the rights of the holder of any then existing lien of which Pledgees has notice.

         9.  Reorganization;  Changes  in  or  Additions  to  Collateral;  Stock
             -------------------------------------------------------------------
Options. During the term of this Agreement any stock dividend, reclassification,
-------
readjustment, reorganization, merger, consolidation or other change in capital or corporate structure (including any distribution of securities) declared or made in or by the issuer of the Shares, and any substituted or additional securities issued with respect to the Collateral shall immediately be endorsed in blank by Pledgor and delivered to Pledgees or their designee to be held under the terms of this Agreement in the same manner as the Shares. If during the term of this Agreement (a) any warrants, options or other rights are issued with respect to the Collateral, or (b) any warrants, options or other rights to acquire common stock of the issuer are issued to Pledgor, then any securities acquired by Pledgor upon his exercise of such rights shall immediately be endorsed in blank and delivered to Pledgees or their designee to be held under the terms of this Agreement in the same manner as the Shares.

         10. Estoppel  or  Waiver.  In addition to the  specific  provisions  of
             --------------------
Section 7, Pledgees shall have the right to exercise or to refrain from exercising any rights, powers or remedies under the Note or this Agreement successively or concurrently, and this shall not operate to estop or prevent Pledgees from exercising any further or additional right, power or remedy they may have. No act or failure to act on the part of Pledgees under this Agreement shall be deemed or construed to be a waiver of or an election with respect to any right, power or remedy Pledgees have under this Agreement or the Note, or that may otherwise be available to Pledgees.

         11. Further Cooperation. Pledgor agrees that upon reasonable request by
             -------------------
Pledgees, Pledgor will promptly execute and deliver any documents, including any stock assignments, and take all additional actions reasonably deemed necessary or desirable by Pledgee to effect the purposes of this Agreement.

         12. Voting  Rights.  So long as the  Pledgors  shall not be in default
             --------------
under this Agreement, Pledgor shall retain the right to vote the Shares on all matters throughout the term of this Agreement, provided that Pledgor shall not vote in favor of any "reorganization" without Pledgees' prior written consent. Upon the occurrence of any default under this Agreement, Pledgees shall be entitled to vote the Collateral or to direct the manner in which it is voted, whether or not the Collateral has been transferred on the books of the issuer to Pledgees or their nominee.



                                   EXHIBIT "C"
                                   -----------
                                       C-3

         13. Security Interest  Absolute.  All  rights of  Pledgees and security
             ---------------------------
interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

         (a) any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any term of, all or any of the Stock Obligation or any other amendment or waiver of or any consent to any departure from the Note or any related agreement;

         (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for any and all of the Stock Obligation; or

         (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Stock Obligation or this Agreement.

         14. Dividend  Rights.  Upon  the  occurrence  of  an event of  default,
             ----------------
Pledgees shall be entitled to receive all dividends in cash or property declared on the Shares.

         15. Severability.  If any provision of this  Agreement is determined to
             ------------
be invalid or unenforceable, all of its other provisions shall nevertheless remain in full force and effect.

         16. Attorneys' Fees. In the event that  any party shall bring an action
             ---------------
or arbitration in connection with the performance, breach or interpretation hereof, then the prevailing party in such action, as determined by the court or other body having jurisdiction, shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expenses of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

         17. Notices.  All notices, requests and other  communications  required
             -------
or permitted under this Agreement shall be in writing and may be delivered personally, sent by first class mail, postage prepaid or by facsimile and addressed as follows:

             To Pledgor:               Joseph T.W. Gledhill
                                       3840 E. Eagle Drive
                                       Anaheim, CA  92807
                                       Facsimile: (714) 630-3119

             To Pledgees:              Hans B. Thallmayer and Alice Thallmayer
                                       c/o Steven L. Shadwick
                                       Miller Giangrande
                                       601 S. Valencia Avenue, Suite 200
                                       Brea, California 92823
                                       Facsimile:
                                                 -------------

Any notice, request or other communication under this Agreement shall be effective when received by the addressee, but if sent by registered or certified mail postage prepaid and addressed as provided above, it shall be effective exactly three (3) business days after deposit in the United States mail. The parties may change their addresses as listed above by giving notice of the new address to the other party in conformity with this section.



                                   EXHIBIT "C"
                                   -----------

         18. Binding Upon Successors.  This Agreement shall inure to the benefit
             ------------------------
of and be binding upon the successors and assigns of the parties.

         19. Entire Agreement.  This  Agreement  constitutes  the parties entire
             ----------------
understanding with respect to the subject matter hereof, and supersedes all prior and contemporaneous written and oral understandings and agreements.

         20. Captions.  The captions accompanying each section of this Agreement
             --------
are for convenience only and shall not be deemed part of the context of this Agreement.

         21. Governing  Law.  This Agreement shall be governed by and  construed
             --------------
in accordance with the laws of the State of California.

         22. Counterparts.  This Agreement may be executed in two or more  fully
             ------------
or partially executed counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

"PLEDGOR"                               "PLEDGEES"


 /s/ Joseph T.W. Gledhill                /s/ Hans B. Thallmayer
---------------------------------       ---------------------------------
Joseph T.W. Gledhill                    Hans B. Thallmayer



                                         /s/ Alice Thallmayer
                                        ---------------------------------
                                        Alice Thallmayer


















                                   EXHIBIT "C"
                                   -----------

                                   EXHIBIT "D"
                                   -----------
                                   GRANT DEED
                                   -----------
Order No.                              |
Escrow No.                             |
Loan No.                               |
WHEN RECORDED MAIL TO:                 |
Mark R. Ziebell, Esq.                  |
Falk, Shaff & Ziebell, LLP             |
18881 Von Karman Avenue, Suite 1400    |
Irvine, California 92612               |
--------------------------------------- ---------------------------------------
DOCUMENTARY TRANSFER TAX                SPACE ABOVE THIS LINE FOR RECORDER'S USE
$
 ----------------------
......Computed on the consideration or value of property conveyed;
OR
                                        ----------------------------------------
......Computed on the consideration       Signature of Declarant or Agent
or value less liens or encumbrances      determining tax -Firm Name
remaining at time of sale

                                   GRANT DEED

FOR  A  VALUABLE  CONSIDERATION,   receipt  of  which  is  hereby  acknowledged,
                                                                          hereby
------------------------    ------------------------------------------
GRANT(S) to Gateway International Holdings, Inc. the real property in the City of Santa Ana, County of Orange, State of California, described on attached Exhibit "1" which is incorporated hereby this reference.

Dated
       ---------------------------         ------------------------------


STATE OF                               )
         ------------------------------)   ------------------------------
                                       )
COUNTY OF -----------------------------    ------------------------------

On                                                    before
   --------------------------------------------------
me,
   -----------------------------------------------
personally appeared
                   -------------------------------

personally know to me (or proved to me
on the basis of satisfactory evidence)    (This area for official notarial seal)
to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Signature:
          --------------------------------------

                                   EXHIBIT "D"
                                   -----------
                                       D-1

                            EXHIBIT "1" TO GRANT DEED
                            -------------------------
                        LEGAL DESCRIPTION OF THE PROPERTY
                        ---------------------------------

That certain real property located in the County of Orange, State of California, described as follows:

Parcel 4 as per map filed in Book 162, pages 18 and 19 of Parcel Maps, in the office of the County Recorder of said County.



Said land is also known as:

                              1921 N. Fuller Street, Santa Ana, California 92701






































                                   EXHIBIT "D"
                                   -----------
                                       D-2